SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 30, 2016

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 30, 2016, American Electric Power Company, Inc. (“AEP”) restructured its two existing $1,750,000,000 credit agreements to consist of a 5-year $3,000,000,000 facility (June 2021 maturity) and a 2-year $500,000,000 facility (June 2018 maturity).

AEP entered into a $3,000,000,000 Fourth Amended and Restated Credit Agreement, dated June 30, 2016, among AEP, the Initial Lenders named therein, the LC Issuing Banks party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. This Credit Agreement amends and restates the $1,750,000,000 Third Amended and Restated Credit Agreement, dated as of November 10, 2014, among AEP, the Lenders party thereto, the LC Issuing Banks named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Among the changes to the Credit Agreement were an increase in the commitment amount and the extension of the termination date by four years.

AEP also entered into a $500,000,000 Third Amended and Restated Credit Agreement, dated June 30, 2016, among AEP, the Initial Lenders named therein, and Wells Fargo Bank, National Association, as Administrative Agent. This Credit Agreement amends and restates the $1,750,000,000 Second Amended and Restated Credit Agreement, dated November 10, 2014, among AEP, the Initial Lenders named therein, the LC Issuing Banks party thereto, and Barclays Bank PLC, as Administrative Agent. Among the changes to the Credit Agreement were a reduction in the commitment amount and the elimination of letters of credit.

Borrowings and letters of credit issued under the Credit Agreements are available upon customary terms and conditions for facilities of this type. The Credit Agreements contain certain covenants and require AEP to maintain its percentage of debt to total capitalization at a level that does not exceed 67.5%.  The method for calculating outstanding debt and other capital is contractually defined in the Credit Agreements.  Nonperformance by AEP of these covenants could result in an event of default under the Credit Agreements.  The acceleration of AEP’s payment obligations, or the obligations of certain of its respective subsidiaries, prior to maturity under any other agreement or instrument relating to debt outstanding in excess of $50 million would cause an event of default under the Credit Agreements and permit the lenders to declare AEP’s outstanding amounts payable. The Credit Agreements do not permit the lenders to refuse a draw on either facility if a material adverse change occurs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

June 30, 2016